UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

November 19, 2013

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

2000 Avenue of the Stars, Suite 1000N
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On November 19, 2013, Air Lease Corporation (the “Company”) completed a public offering of $700,000,000 in aggregate principal amount of its 3.375% Senior Notes due 2019 (the “Notes”).  The Notes were offered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-184382) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on October 12, 2012, as supplemented by the prospectus supplement, dated November 12, 2013.

The Company intends to use the net proceeds from the Notes offering, which are approximately $693.9 million, after deducting the underwriting discount and estimated offering expenses payable by the Company, for general corporate purposes, which may include, among other things, the purchase of commercial aircraft and the repayment of existing indebtedness. Affiliates of the underwriters in the Notes offering may receive a portion of the net proceeds to the extent the Company uses any net proceeds to repay indebtedness under which certain of such underwriters or their affiliates are lenders.  As of September 30, 2013, assuming the Notes had been issued but without giving effect to the application of the net proceeds as discussed above, the Company and its subsidiaries would have had approximately $6.2 billion of total indebtedness (including the Notes) on a consolidated basis.

The Notes are governed by an Indenture, dated as of October 11, 2012 (the “Base Indenture”), as amended and supplemented by a Second Supplemental Indenture, dated as of November 19, 2013 (the “Second Supplemental Indenture”; the Base Indenture as so amended and supplemented is herein referred to as the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).  An affiliate of the Trustee acted as one of the underwriters in the Notes offering.

The Notes will mature on January 15, 2019 and will bear interest at a rate of 3.375% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2014.  The Company may redeem all or part of the Notes at any time and from time to time prior to maturity at the redemption prices set forth in the Second Supplemental Indenture.  If a change of control repurchase event (as defined in the Second Supplemental Indenture) occurs, the holders of the Notes may require the Company to purchase all or a portion of their Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the purchase date.

The Notes are senior unsecured obligations of the Company and will rank equal in right of payment with any existing and future senior indebtedness of the Company, without giving effect to collateral arrangements. The Notes will be effectively subordinated to all secured indebtedness of the Company to the extent of the value of the pledged assets and will be structurally subordinated to all indebtedness and other liabilities of any subsidiary of the Company. The Notes will be senior in right of payment to any existing and future obligations of the Company that are expressly subordinated or junior in right of payment to the Notes pursuant to a written agreement.

The foregoing description is not complete and is qualified in its entirety by reference to (i) the complete text of the Base Indenture filed as Exhibit 4.4 to the Registration Statement and incorporated by reference herein and (ii) the complete text of the Second Supplemental Indenture filed as Exhibit 4.2 hereto and incorporated by reference herein.

Item 2.03.             Creation of a Direct Financial Obligation.

The information contained under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1

Indenture, dated as of October 11, 2012, between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.4 to Air Lease Corporation’s Registration Statement on Form S-3 filed with the SEC on October 12, 2012).

4.2	Second Supplemental Indenture, dated as of November 19, 2013, between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee.

4.3	Form of Note (included in Exhibit 4.2).

5.1	Opinion of Latham & Watkins LLP, dated November 19, 2013.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR LEASE CORPORATION
Date: November 19, 2013

	By:	/s/ Gregory B. Willis
Name: Gregory B. Willis
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1

Indenture, dated as of October 11, 2012, between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.4 to Air Lease Corporation’s Registration Statement on Form S-3 filed with the SEC on October 12, 2012).

4.2	Second Supplemental Indenture, dated as of November 19, 2013, between Air Lease Corporation and Deutsche Bank Trust Company Americas, as trustee.

4.3	Form of Note (included in Exhibit 4.2).

5.1	Opinion of Latham & Watkins LLP, dated November 19, 2013.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).